EX-99.1

CareMax, Inc. Reports Third Quarter 2022 Results; Raises Full Year Revenue Outlook

•
Third Quarter 2022 Medicare Advantage Membership of 39,500, up 49% year-over-year
•
Third Quarter 2022 GAAP Total Revenue of $157.7 million, up 51% year-over-year
•
Expanded Presence with De Novo Openings in Brooklyn, New York; Queens, New York; and Plantation, Florida Since Quarter End
•
Raising Full Year 2022 Revenue Guidance; Excludes Expected Impact from Steward Acquisition

Miami, FL - November 9, 2022 - CareMax, Inc. (NASDAQ: CMAX; CMAXW) (“CareMax” or the “Company”), a leading technology-enabled provider of value-based care to seniors, today announced financial results for the third quarter ended September 30, 2022.

“Our solid third quarter results are a testament to our focus on executing our strategy, operational excellence and the hard work of our team,” said Carlos de Solo, Chief Executive Officer. “Once again, member growth exceeded our expectations, as patients continue to demonstrate and validate the extent to which they value our whole person health model. As a result of this continued growth, we are pleased to increase our full-year revenue outlook.”

Mr. de Solo continued, “Last week, CareMax’s stockholders approved our issuance of stock as partial consideration for our transformative acquisition of Steward Health Care System’s Medicare value-based care business. The transaction, which we anticipate will close promptly, will represent a major milestone in our efforts to redefine healthcare for seniors across the U.S. In the meantime, we are focused on our integration efforts, and look forward to realizing the benefits of this acquisition and leveraging our deep experience in managing at-risk populations to drive sustainable growth and enhanced value for our stakeholders.”

Third Quarter 2022 Results

•
Total revenue was $157.7 million, up 51% year-over-year.
•
Medical Expense Ratio was 75.2%, compared to 75.4% for the third quarter of 2021.1
•
Net loss was $22.1 million, or $(0.25) per diluted share, compared to net loss of $14.5 million, or $(0.18) per diluted share for the third quarter of 2021.
•
Adjusted EBITDA was $9.2 million, compared to $1.2 million for the third quarter of 2021.2
•
Platform Contribution was $20.7 million, compared to $11.0 million for the third quarter of 2021. 2

Recent Business Highlights

•
Stockholders approved the issuance of stock as partial consideration for the acquisition of the Medicare value-based care business of Steward Health Care System on November 2, 2022.

•
Expanded presence with de novo clinic openings in Brooklyn, New York; Queens, New York; and Plantation, Florida since quarter end, bringing total clinic count to 54.

•
Continued to invest in our talent to support our platform infrastructure with the addition of a Chief Accounting Officer and Chief Digital Officer.

Financial Outlook for Full Year 2022; Excludes Expected Impact from Steward Acquisition2,3

CareMax is raising the following full year 2022 financial guidance:

•
Total revenue of $600 million to $620 million, up 49% to 54% year-over-year compared to $403 million for full year 2021, from prior guidance of $580 million to $600 million.

CareMax is reaffirming the following full year 2022 financial guidance:

•
Year-end Medicare Advantage membership of greater than 40,000, up over 19% year-over-year.
•
Adjusted EBITDA in the range of $30 million to $40 million, up 125% to 200% year-over-year, compared to $13.3 million for the prior year. For 2022, Adjusted EBITDA also excludes losses from de novo centers.
•
The Company continues to expect to open 15 de novo centers in 2022, inclusive of 9 openings to-date

1Medical Expense Ratio equals external provider costs divided by Medicare and Medicaid risk-based revenues.

2Adjusted EBITDA and Platform Contribution are non-GAAP financial metrics. A reconciliation of non-GAAP metrics to the most directly comparable GAAP financial measures is included in this earnings release.

3Pro Forma year-over-year comparisons to 2021 reflect the business combinations of IMC Medical Group Holdings and Care Holdings as if they had occurred on January 1, 2021. A reconciliation of the pro forma financial information to GAAP financial statements is included in this earnings release.

Conference Call Details

Management will host a conference call at 8:30 am ET today to discuss the results. The conference call can be accessed by dialing (888) 330-2508 for U.S. participants, or (240) 789-2735 for international participants, and referencing conference ID 7874605. A live audio webcast as well as related presentation materials will also be available on the “Events & Presentations” section of CareMax’s investor relations website at ir.caremax.com. Following the live call, a replay will be available on the Company's website.

About CareMax

CareMax is a technology-enabled care platform providing value-based care and chronic disease management to seniors. CareMax operates centers that offer a comprehensive suite of healthcare and social services, and a proprietary software and services platform that provides data, analytics, and rules-based decision tools/workflows for physicians across the United States. Learn more at www.caremax.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth, strategy and financial performance, the closing of the Steward transaction and the benefits thereof, and the filing of the Company’s periodic reports. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, whether the Company’s pending acquisition of Steward Value-Based Care will close and the risks associated therewith, the impact of COVID-19 or any variant thereof on the Company's business and results of operation; the availability of sites for de novo centers and the costs of opening such de novo centers; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to the Company's services; the Company's ability to continue its growth, including in new markets; changes in laws and regulations applicable to the Company's business, in particular with respect to Medicare Advantage and Medicaid; the Company's ability to maintain its relationships with health plans and other key payers; any delay, modification or cancellation of government contracts; the Company's future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs and the Company’s ability to comply with the covenants under its credit agreement; the Company's ability to recruit and retain qualified team members and independent physicians; and risks related to future acquisitions. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Information

Certain financial information and data contained in this press release is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by the Company with the SEC. Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Platform Contribution and margin thereof have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures of financial results are not GAAP measures of our financial results or liquidity and should not be considered as an alternative to net income (loss) as a measure of financial results, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. For this reason, these non-GAAP measures may not be comparable to other Companies’ similarly labeled non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review the Company’s audited financial statements, which have been filed by the Company with the SEC.

A reconciliation for Adjusted EBITDA and Platform Contribution to the most directly comparable GAAP financial measures is included below. A reconciliation of projected 2022 Adjusted EBITDA to the most directly comparable GAAP financial measure is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate this. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

Use of Pro Forma Financial Information and Pro Forma Non-GAAP Financial Information

Certain of the information presented in the Non-GAAP Financial Summary and in the reconciliations to non-GAAP financial measures includes pro forma information derived from the unaudited pro forma statements of operations which are provided for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions of IMC and Care Holdings had occurred in the stated historical periods, nor are they indicative of the future results or financial position of the combined company. The unaudited pro forma statements of operations do not give effect to the potential impact, of any anticipated synergies, operating efficiencies or cost savings that may result from the acquisitions of IMC and Care Holdings, any integration costs or tax deductibility of transaction costs.

Additionally, Adjusted EBITDA presented on a pro forma basis gives effect to the acquisitions of IMC and Care Holdings as if they had occurred in historical periods. Such non-GAAP financial measures do not necessarily reflect what the Company’s Adjusted EBITDA would have been had the acquisitions occurred on the dates indicated.

CAREMAX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS

Current Assets
Cash	$53,315	$47,917
Accounts receivable, net	85,766	41,998
Inventory	911	550
Warrants and prepaid expenses	21,653	17,040
Risk settlements due from providers	537	539
Total Current Assets	162,183	108,044

Property and equipment, net	18,125	15,993
Goodwill	465,058	464,566
Intangible assets, net	48,166	59,811
Deferred debt issuance costs	2,644	1,972
Other assets	11,258	2,706
Total Assets	$707,433	$653,092

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$13,422	$3,110
Accrued expenses	16,630	8,690
Risk settlements due to providers	50	196
Current portion of long-term debt	159	6,275
Other current liabilities	3,485	3,687
Total Current Liabilities	33,745	21,959

Derivative warrant liabilities	11,851	8,375
Long-term debt	184,253	110,960
Other liabilities	8,379	6,428
Total Liabilities	238,228	147,722
COMMITMENTS AND CONTINGENCIES (NOTE 13)
STOCKHOLDERS' EQUITY
Preferred stock (1,000,000 authorized and none outstanding as of September 30, 2022 and December 31, 2021)	-	-
Class A common stock ($0.0001 par value; 250,000,000 shares authorized; 87,396,972 and 87,367,972 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively)	9	9
Additional paid-in-capital	517,393	505,327
Retained earnings (deficit)	(48,197)	33
Total Stockholders' Equity	469,205	505,370

Total Liabilities and Stockholders' Equity	$707,433	$653,092

CAREMAX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Medicare risk-based revenue	$122,267	$76,428	$373,677	$142,005
Medicaid risk-based revenue	19,852	20,884	59,914	26,333
Other revenue	15,551	7,308	33,278	9,118
Total revenue	157,670	104,620	466,869	177,456

Operating expenses
External provider costs	106,900	73,329	320,104	127,023
Cost of care	30,213	21,602	87,925	34,822
Sales and marketing	2,355	1,274	7,955	2,340
Corporate, general and administrative	21,687	13,589	58,728	24,264
Depreciation and amortization	4,573	5,176	14,538	7,127
Acquisition related costs	494	879	3,549	1,028
Total operating expenses	166,222	115,849	492,799	196,603
Operating income (loss)	(8,552)	(11,229)	(25,930)	(19,147)
Nonoperating income (expense)
Interest expense	(6,076)	(1,291)	(11,700)	(2,587)
Change in fair value of derivative warrant liabilities	(7,331)	10,227	(3,476)	12,022
Gain (loss) on remeasurement of contingent earnout liabilities	-	(11,625)	-	5,794
Gain (loss) on extinguishment of debt, net	-	279	(6,172)	1,637
Other income (expense), net	87	(840)	(420)	(840)
	(13,320)	(3,250)	(21,768)	16,026
Income (loss) before income tax	(21,872)	(14,479)	(47,698)	(3,120)
Income tax benefit (expense)	(181)	-	(532)	-
Net income (loss)	$(22,053)	$(14,479)	$(48,230)	$(3,120)

Weighted-average basic shares outstanding	87,408,605	82,552,520	87,415,801	40,847,294
Weighted-average diluted shares outstanding	87,408,605	82,552,520	87,415,801	40,847,294
Net income (loss) per share
Basic	$(0.25)	$(0.18)	$(0.55)	$(0.08)
Diluted	$(0.25)	$(0.18)	$(0.55)	$(0.08)

CAREMAX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(48,230)	$(3,120)
Adjustments to reconcile net income (loss) to net cash
Depreciation and amortization expense	14,538	7,145
Amortization of debt issuance costs and discount	1,093	522
Stock-based compensation expense	7,486	966
Change in fair value of derivative warrant liabilities	3,476	(12,022)
Loss (gain) on remeasurement of contingent earnout liabilities	-	(5,794)
Loss (gain) on extinguishment of debt	6,172	(1,637)
Payment-in-kind interest expense	3,038	-
Other non-cash, net	(242)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(43,109)	4,296
Inventory	(361)	67
Warrants and prepaid expenses	292	(1,371)
Risk settlements due to (from) providers	(144)	(384)
Due to (from) related parties	-	235
Other assets	(1,037)	(312)
Accounts payable	9,291	1,583
Accrued expenses	6,705	(3)
Other liabilities	1,222	1,029
Net cash provided by (used in) operating activities	(39,811)	(8,801)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(4,862)	(2,967)
Return of cash held in escrow	785	-
Acquisition of businesses, net of cash acquired	(892)	(298,344)
Net cash provided by (used in) investing activities	(4,969)	(301,311)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Class A common stock	-	415,000
Issuance costs of Class A common stock	-	(12,471)
Recapitalization transaction	-	(108,386)
Proceeds from borrowings	184,000	125,000
Principal payments on long-term debt	(121,926)	(26,143)
Payments of debt issuance costs	(6,456)	(6,883)
Debt extinguishment costs	-	(487)
Collateral for letters of credit	(5,439)	-
Net cash provided by (used in) financing activities	50,179	385,630

NET INCREASE IN CASH	5,399	75,518
Cash - beginning of period	47,917	4,934
CASH - END OF PERIOD	$53,315	$80,451

Non-GAAP Financial Summary*
$ in thousands	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022
Medicare risk-based revenue	$63,188	$65,210	$65,394	$66,618	$76,428	$91,277	$107,747	$143,664	$122,267
Medicaid risk-based revenue	20,565	19,062	18,897	20,454	20,884	20,160	20,165	19,896	19,852
Other revenue	3,351	3,801	4,127	4,839	7,308	6,869	9,008	8,719	15,551
Total revenue	87,104	88,073	88,418	91,911	104,620	118,306	136,920	172,279	157,670

External provider costs	60,158	57,775	60,278	70,466	73,329	79,724	92,856	120,348	106,900
Cost of care	11,417	12,446	13,427	13,246	20,315	22,538	26,791	30,226	30,084
Platform contribution	15,529	17,852	14,712	8,199	10,976	16,044	17,274	21,705	20,686
Platform contribution margin (%)	17.8%	20.3%	16.6%	8.9%	10.5%	13.6%	12.6%	12.6%	13.1%

Sales and marketing	$1,290	$1,431	$391	$1,688	$1,274	$2,615	$3,301	$2,299	$2,355
Corporate, general and administrative	6,069	6,519	7,197	6,347	8,668	9,662	9,230	11,024	10,640
Adjusted operating expenses	7,359	7,951	7,588	8,036	9,942	12,276	12,531	13,324	12,996

De novo losses**	68	484	184	364	195	489	1,119	993	1,533
Adjusted EBITDA	$8,237	$10,385	$7,308	$527	$1,229	$4,257	$5,862	$9,374	$9,224
* Figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.
** Includes operating losses incurred by de novo centers up to 18 months after opening.

Non-GAAP Operating Metrics*	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022
Centers	22	24	24	34	40	45	48	48	51
Markets	1	1	1	2	3	4	6	6	7
Patients (MCREM)**	29,000	28,400	29,200	35,300	40,400	50,100	50,600	54,000	57,400
At-Risk	85.6%	87.7%	87.0%	84.1%	87.2%	79.3%	79.8%	81.0%	78.2%
Platform Contribution ($, Millions)***	$15.5	$17.9	$14.7	$8.2	$11.0	$16.0	$17.3	$21.7	$20.7
* Figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.
** MCREM defined as Medicare Equivalent Members, which assumes the level of support received by a Medicare patient is equivalent to that received by three Medicaid or Commercial patients.
*** Platform contribution defined as revenue less external provider costs and cost of care.

Reconciliation to Adjusted EBITDA*
$ in thousands	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022
Net income (loss)	$(281)	$1,218	$1,302	$10,057	$(14,479)	$(3,553)	$(16,797)	$(9,381)	$(22,053)
GAAP Pro Forma Adjustments	(189)	1,912	(2,730)	(6,186)	-	-	-	-	-
Pro Forma net income (loss)	$(470)	$3,130	$(1,429)	$3,871	$(14,479)	$(3,553)	$(16,797)	$(9,381)	$(22,053)
Interest expense	1,656	1,628	1,400	1,667	1,291	1,905	1,728	3,896	6,076
Depreciation and amortization	3,368	3,418	2,979	3,339	5,176	6,089	5,062	4,903	4,573
Income tax provision	-	-	-	-	-	159	181	171	181
Change in fair value of derivative warrant liabilities	-	-	-	(1,795)	(10,227)	(8,735)	3,536	(7,391)	7,331
Loss (gain) on remeasurement of earnout liabilities	-	-	-	(17,420)	11,625	-	-	-	-
Loss on disposal of fixed assets, net	-	-	-	-	-	50	-	-	-
Loss (gain) on extinguishment of debt	-	451	-	806	(279)	7	-	6,172	-
Other expense (income)	100	(997)	212	(2,367)	840	493	462	45	(87)
EBITDA	4,653	7,630	3,162	(11,900)	(6,053)	(3,585)	(5,829)	(1,585)	(3,978)
Other adjustments
Non-recurring expenses	2,763	1,390	2,795	8,257	4,249	4,653	6,055	3,104	5,940
Acquisition costs	789	893	1,168	3,806	1,871	2,325	3,429	4,074	2,118
Stock-based compensation expense	-	-	-	-	966	375	1,087	2,788	3,611
De novo losses**	68	484	184	364	195	489	1,119	993	1,533
Discontinued operations	(35)	(12)	(1)	(0)	-	-	-	-	-
Adjusted EBITDA	$8,237	$10,385	$7,308	$527	$1,229	$4,257	$5,862	$9,374	$9,224
* Pro Forma figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.
** Includes operating losses incurred by de novo centers up to 18 months after opening.

Reconciliation to Platform Contribution

$ in thousands	GAAP Q3 2022	Adjustments	Non-GAAP Q3 2022
Revenue	$157,670	$-	$157,670
External provider costs	106,900	-	106,900
Cost of care	30,213	(129)	30,084
Platform Contribution			$20,686

External provider costs	$106,900
Medicare and Medicaid risk-based revenue	142,119
Medical Expense Ratio	75.2%

$ in thousands	GAAP Q3 2021	Adjustments	Non-GAAP Q3 2021
Revenue	$104,620	$-	$104,620
External provider costs	73,329	-	73,329
Cost of care	21,602	(1,287)	20,315
Platform Contribution			$10,976

External provider costs	$73,329
Medicare and Medicaid risk-based revenue	97,312
Medical Expense Ratio	75.4%

Contacts:

Investor Relations

Samantha Swerdlin

(847) 924-8980

samantha.swerdlin@caremax.com

Media

Christine Bucan

(305) 542-8855

Christine@thinkbsg.com